UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 20, 2018 (September 20, 2018)
Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
(c) Compensatory Arrangements of Certain Officers
On September 20, 2018, the Compensation Committee recommended and the Board approved an amendment to the Employment Agreement (the “Amended Agreement”) between the Company and James R. McKnight, Jr., the Company’s Chief Executive Officer. The Amended Agreement provides Mr. McKnight with a base salary of $450,000. The Amended Agreement has a term through March 31, 2019 and is automatically extend for one (1) year periods, unless wither party gives notice thirty (30) days in advance.
The Amended Agreement may be terminated by the Company without cause at any time and by Mr. McKnight as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of Mr. McKnight upon a constructive discharge or upon the Company giving notice of its intent not to renew his employment agreement, Mr. McKnight is entitled to receive a lump sum severance payment in an amount equal to 100% of his annual base salary plus a lump sum cash payment equal to the economic value of the provisions of eighteen (18) months of the group hospitalization, health, dental care and life insurance benefits provided. In the event of change in control, the Amended Agreement provides that Mr. McKnight’s employment is terminated in certain circumstances as defined in the Amended Agreement, the Company will pay Mr. McKnight severance in the amount of 200% of the sum of (i) his annual base salary and (ii) the average of the three most recent annual incentive awards. In addition, the Company will pay a lump sum cash payment equal to the economic value of the provisions of twenty-four (24) months of the group hospitalization, health, dental care and life insurance benefits provided. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of Mr. McKnight upon a constructive discharge or upon a change in control, Mr. McKnight is prohibited from competing with the Company for 12 months.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number        Exhibit
10.1James R. McKnight Amended Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By: /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Executive Officer

Date:    September 20, 2018